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                                                                    Exhibit 23.5

                  Consent of Person About to Become Director

     As a person who has not signed this registration statement of Carbon Energy Corporation but who is named herein as about to become a director, I hereby consent to the inclusion of such information and my name in this registration statement.



                                             /s/ Harry A. Trueblood
                                             --------------------------
                                             Harry A. Trueblood, Jr.